Exhibit 10.1

AMENDMENT NO. 4 TO LOAN AGREEMENT AND CONSENT

This Amendment No. 4 to Loan Agreement and Consent dated and effective as of October 22, 2018 (this “Amendment”) is made by and among Edgewater Technology, Inc., a Delaware corporation (“Edgewater”), having an address of 200 Harvard Mill Square, Suite 320, Wakefield, Massachusetts 01880, and its Subsidiaries now or hereafter listed in Schedule 1 hereto (with Edgewater, collectively, the “Borrower”) and Citizens Bank, N.A., formerly known as RBS Citizens, N.A. a national banking association with an address at 28 State Street, Boston, Massachusetts 02109 (the “Lender”). All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

RECITALS

The Borrower is indebted to Lender pursuant to a certain Loan Agreement dated as of September 23, 2013 by and among Lender and Borrower, as amended by Amendment No. 1 to Loan Agreement and Joinder dated December 21, 2015, by Amendment No. 2 to Loan Agreement and Waiver dated March 16, 2018 and by Amendment No. 3 to Loan Agreement and Waiver dated May 10, 2018 (as amended, the “Loan Agreement”). The indebtedness described in the Loan Agreement has been further evidenced by an Amended and Restated Revolving Note dated as of December 21, 2015 in the principal amount of up to $15,000,000.00 (the “Revolving Note”).

Edgewater Technology-Branchbird, Inc. and Edgewater Technology-M2, Inc., prior Subsidiaries of Edgewater that were included within the Borrower definition, are no longer in existence as such entities were merged into Edgewater Technology-Ranzal, LLC effective December 31, 2017.

The Borrower has advised the Lender that Edgewater has entered into an Arrangement Agreement dated as of March 15, 2018, as amended by Amendment No. 1 thereto dated as of September 10, 2018 and as amended by Amendment No. 2 thereto dated as of October 17, 2018 (such agreement, as so amended and as it may be hereafter further amended in accordance with its terms, the “Arrangement Agreement”) with Alithya Group Inc., a Quebec corporation (“Alithya”), and Alithya Group inc. (f/k/a 9374-8572 Quebec Inc.) (“New Alithya”) pursuant to which, subject to the terms and conditions thereof, New Alithya will acquire all of the issued and outstanding capital stock of each of Alithya and Edgewater. The Borrower has requested that the Lender consent to the proposed change in control of the Borrower.

The Borrower has further requested that the Lender agree to temporarily amend the Borrowing Base to permit advances against cash on deposit with the Lender under the Revolving Loan Commitment.

The Lender and the Borrower have agreed to modify certain other provisions of the Loan Agreement.

AMENDMENT NO.4 AND CONSENT	1

AGREEMENT

In consideration of the foregoing, of the undertakings of the parties hereunder and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

A. Amendments to Loan Agreement.

1. The definition of the term Borrowing Base contained in Section 1 of the Loan Agreement is hereby deleted in its entirety and is replaced by the following definition:

““Borrowing Base” means, at any time, the greater of (a) $12,000,000.00 or (b) eighty percent (80.0%) of the aggregate unpaid face amount of the Borrower’s Eligible Receivables at such time. If the Lender determines in its reasonable discretion that a change of circumstances has occurred with respect to any Eligible Receivables from those circumstances in existence on or prior to the date hereof, the Lender may adjust the percentage set forth above upon written notice to the Borrower in accordance with the Lender’s then applicable lending policies. Also, the Borrowing Base formula set forth above is intended solely for monitoring purposes. The making of Revolving Advances by the Lender to the Borrower in excess of the above described Borrowing Base formula is for the benefit of the Borrower and does not affect the Obligations of the Borrower hereunder; and all such Revolving Advances constitute Obligations of the Borrower which must be repaid by the Borrower in accordance with the terms of this Agreement and the Note.”

2. The definition of the term “Cash Collateral” contained in Section 1 of the Loan Agreement is hereby deleted and replaced with the following new definition for such term:

““Cash Collateral” means a cash deposit in a segregated deposit account with the Lender (or in the Borrower’s operating account with the Lender and subject to a deposit block) in the amount of $5,000,000.00 as of October 22, 2018, which shall be increased to up to $12,000,000.00 by the aggregate amount of any and all Revolving Advances requested by the Borrower after October 22, 2018.”

3. The Borrower hereby pledges, assigns and grants a security interest to the Lender in all of the Borrower’s present and future right, title and interest in and to the Cash Collateral and in all dividends and interest with respect thereto, all substitutions, renewals and replacements therefor, and all products and proceeds thereof and in all books, records, and paper relating to all of the foregoing. The pledge and security interest hereby granted in the Cash Collateral is granted by the Borrower to the Lender as security for all Obligations.

4. As a condition to any Revolving Advance request by the Borrower after October 22, 2018, the Borrower shall simultaneously increase the Cash Collateral to up to $12,000,000.00, which Cash Collateral shall be equal to the sum of (i) the $5,000,000.00 of Cash Collateral as of October 22, 2018, and (ii) the aggregate amount of any and all Revolving Advances requested by the Borrower after October 22, 2018. The Borrower and the Lender agree that the Aggregate

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Revolving Advances shall at all times be secured on a dollar for dollar basis by the Cash Collateral. The Borrower directs the Lender to immediately deposit all proceeds of any Revolving Advance made after October 22, 2018 into the blocked deposit account and acknowledges that the Lender shall block as Cash Collateral the sum of up to $12,000,000.00 of funds in such account

5. The Lender agrees that upon full and final payment of all of the Borrower’s Obligations to the Lender with no obligation or agreement by the Lender to extend further credit to the Borrower, the Lender shall cancel all promissory notes and release all of its security interests in the Collateral, including without limitation thereof, its security interest in the Cash Collateral and shall promptly release the Cash Collateral to Borrower as Borrower may direct.

B. Consent.

1. The Borrower has requested the Lender’s consent to the acquisition of all of the capital stock of the Borrower by New Alithya on the terms and conditions set forth in the Arrangement Agreement. Pursuant to Section 6(b) of the Loan Agreement, no change of ownership of 40.0% or more of the capital stock of the Borrower may occur without the prior written consent of the Lender. The Lender hereby consents to the acquisition by New Alithya of all of the issued and outstanding capital stock of the Borrower on the terms and conditions set forth in the Arrangement Agreement, as described in the copy of the Arrangement Agreement previously delivered by the Borrower to the Lender.

2. The consent provided by the Lender in Section 1 above is a one-time consent to the particular acquisition of capital stock of the Borrower by New Alithya. The Lender’s granting of such consent shall not be deemed to constitute a course of conduct or dealing or to indicate that the Lender will be willing to consent to any other deviation from the terms and conditions set forth in the Loan Agreement and the other Loan Documents at any other time. The Lender reserves the right to require strict compliance by the Borrower with each and every term and condition set forth in the Loan Documents.

C. Miscellaneous.

1. Conditions of Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received: (a) a counterpart of this Amendment executed by each Borrower, (b) payment by the Borrower to the Lender of an amendment fee in the amount of $5,000.00 which the Borrower directs the Lender to charge to the Borrower’s operating account with the Lender, (c) payment by the Borrower of all of the Lender’s other costs and expenses in connection with this Amendment, including without limitation thereof the reasonable costs and expenses of Lender’s attorneys, and (d) such other documents, instruments and agreements as Lender may reasonably request, including without limitation thereof, secretary’s certificates from each Borrower evidencing authorization of such Borrower to enter into this Amendment with the Lender.

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2. No Other Changes. Except for the specific amendments contained herein, no other changes are hereby made to the Loan Agreement, and each Borrower reaffirms its obligations under the Loan Documents (as amended hereby) in their entirety. This Amendment is not intended to extinguish or affect any of the debt evidenced by the Notes or to otherwise modify any of the obligations under any of the Loan Documents, except as amended hereby.

3. Representations, Warranties and Releases. Each Borrower hereby represents and warrants as follows, giving effect to the within consent: (a) the representations and warranties contained in Section 3 of the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); (b) no Default or Event of Default as described in the Loan Agreement has occurred and is continuing or would result from the signing of this Amendment or the transactions contemplated hereby; and (c) there has been no material adverse change in the condition of Borrower or the ability of Borrower to perform its respective Obligations as amended hereby since the date of the last financial statements furnished to Lender. Each Borrower further: (i) acknowledges and agrees that the Lender has performed all of its obligations under the Loan Documents through the date hereof (ii) acknowledges and agrees that the Borrower has no defense to the full and timely payment and performance of its Obligations under the Loan Documents and (iii) waives any and all defenses, setoffs and counterclaims, if any, against Lender arising out of or related to the Loan Documents or any actions taken by Lender to the date of the execution of this Amendment in connection therewith. Each Borrower hereby releases, remise and discharges the Lender and all past, present and future officers, directors, stockholders, subsidiaries, affiliates, participants, successors and assigns of the Lender from any and all claims, demands and causes of action of any kind, whether known or unknown, arising out of or related to the Loan Documents up to the date of this Amendment.

4. Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.

5. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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7. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY KIND OR NATURE RELATED DIRECTLY OR INDIRECTLY TO (a) THIS AMENDMENT, (b) THE TRANSACTIONS AND OBLIGATIONS CONTEMPLATED HEREBY AND BY THE OTHER LOAN DOCUMENTS, OR (c) ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THE WAIVER MADE HEREUNDER IS MADE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY FOR SUBSTANTIAL CONSIDERATION AND AS AN INDUCEMENT FOR LENDER TO ENTER INTO THIS AMENDMENT.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, this Amendment No. 4 to Loan Agreement and Consent has been executed and delivered under seal as of October 22, 2018.

BORROWER:
Edgewater Technology, Inc.

/s/ Kristin Zaepfel	By:	Paul McNeice
Witness	Name: Paul McNeice
Title: Interim CFO

Edgewater Technology (Delaware), Inc.

/s/ Kristin Zaepfel	By:	/s/ Paul McNeice
Witness	Name: Paul McNeice
Title: Interim CFO

Edgewater Technology-Ranzal, LLC

/s/ Kristin Zaepfel	By:	/s/ Paul McNeice
Witness	Name: Paul McNeice
Title: Interim CFO

Fullscope, Inc.

/s/ Kristin Zaepfel	By:	/s/ Paul McNeice
Witness	Name: Paul McNeice
Title: Interim CFO

Edgewater Technology-Zero2Ten, Inc.

/s/ Kristin Zaepfel	By: /s/ Paul McNeice
Witness	Name: Paul McNeice
Title: Interim CFO

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IN WITNESS WHEREOF, this Amendment No. 4 to Loan Agreement and Consent has been executed and delivered under seal as of October 22, 2018.

LENDER

Citizens Bank, N.A.

/s/ Florence Reyes	By:	/s/ Brendan Roche
Witness	Name: Brendan Roche
Title: Senior Vice President

AMENDMENT NO.4 AND CONSENT	7

Schedule 1

Schedule of Borrowers

Borrower	Address	Federal Id No.
Edgewater Technology, Inc.	200 Harvard Mill Square, Suite 320 Wakefield, MA 01880

Edgewater Technology (Delaware), Inc.	200 Harvard Mill Square, Suite 320 Wakefield, MA 01880

Edgewater Technology-Ranzal, LLC	200 Harvard Mill Square, Suite 320 Wakefield, MA 01880

Fullscope, Inc.	200 Harvard Mill Square, Suite 320 Wakefield, MA 01880

Edgewater Technology-Zero2Ten, Inc.	200 Harvard Mill Square, Suite 320 Wakefield, MA 01880

Edgewater Solutions Canada, Inc. (subsidiary; not a borrower)	200 Harvard Mill Square, Suite 320 Wakefield, MA 01880	N/A (Foreign Corporation)

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